Pricing Supplement No.68  Dated November 15, 1995     Rule 424(b)(2)
(To Prospectus dated February 15, 1994 and      File No. 33-57104
Prospectus Supplement dated February 15, 1994)

CHEMICAL BANKING CORPORATION

[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $10,000,000
	Issue Price: 100%
	Commission or Discount: $80,000.00
	Proceeds to Company:  $9,920,000.00
	Agent: BEAR STEARNS

	Agent's Capacity:  [x]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[  ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date:	NOVEMBER 15, 1995
	Stated Maturity:	   	MAY 15, 2001

	Form:  [X]   Book-entry	[  ]   Certificated
	Currency:   U.S. Dollars

[]	Fixed Rate Note:
   	Interest Rate:

[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [X]
			     LIBOR Telerate [ ]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate: 5.57%

	Int.Determ.Dates :10 BUSINESS DAYS PRIOR TO PAYMENT DAYS

	Interest Payment Dates: EVERY MAY 10 AND NOVEMBER 10




	Index Maturity:	6 MONTH       30/360 CMT 5 YR
	Spread (+/-):   -.15
 Spread Multiplier:N/A
 Maximum Interest Rate:N/A
	Minimum Interest Rate:	0%

	Optional Redemption  :   Yes[ ]       No  [  ]
	     Redemption Dates
	        and Prices: